UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 14, 2005

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)
Nevada	000-51321	98-0430762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Life Plaza, Suite 1600, 144-4th Avenue SW, Calgary, Alberta, Canada	T2P3N4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 269-2129

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation; and
Item 3.02 Unregistered Sales of Equity Securities.

On June 14, 2005, Triangle Petroleum Corporation (the “Company”), entered into a securities purchase agreement with a single accredited investor (the “Purchase Agreement”) pursuant to which the investor purchased an 8% convertible debenture with a principal amount of $1,000,000, and a warrant to purchase 1,000,000 shares of the Company’s common stock, exercisable at a price of $1.00 per share until June 15, 2008. Pursuant to the Purchase Agreement, the investor had the right during the next 60 days, but not the obligation, to purchase up to $5,000,000 of additional convertible debentures and warrants to purchase 5,000,000 shares of common stock. The investor exercised the purchase right and invested the additional $5,000,000 on July 14, 2005, in exchange for an 8% convertible debenture with a principal amount of $5,000,000 (the “Convertible Debenture”), and a warrant to purchase 5,000,000 shares of the Company’s common stock, exercisable at a price of $1.00 per share until June 15, 2008.

The Convertible Debenture is due and payable on June 10, 2007. The principal and accrued interest on the Convertible Debenture may be converted into shares of the Company’s common stock at a rate of $1.00 per share, at the option of the holder. The investor has contractually agreed to restrict its ability to convert the Convertible Debenture to an amount which would not exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant held by such holder and 4.99% of the outstanding shares of common stock of the Company.

The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

The Company is obligated to file a registration statement registering the resale of shares of the Company's common stock issuable upon conversion of the Convertible Debentures and exercise of the warrants. If the registration statement is not filed by August 18, 2005, or declared effective within 120 days thereafter, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and the investor, the Company is obligated to pay the investor certain fees and the obligations may be deemed to be in default.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement between the Company and Rowlings Financial Inc., dated as of June 14, 2005, previously filed as exhibit 10.1 to the Company’s Report on Form 8-K, dated as of June 14, 2005.
10.2
Registration Rights Agreement between the Company and Rowlings Financial Inc., dated as of June 14, 2005, previously filed as exhibit 10.2 to the Company’s Report on Form 8-K, dated as of June 14, 2005.

10.3	Convertible Debenture issued by the Company in favor of Rowlings Financial, Inc., dated as of July 14, 2005
10.4	Common Stock Purchase Warrant issued by the Company in favor of Rowlings Financial, Inc., dated as of July 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

Dated: July 18, 2005	By:	/s/ MARK GUSTAFSON
Mark Gustafson, President and Chief Executive Officer